College Retirement Equities Fund ("CREF")
Explanatory Statement to the Form N-SAR
for the semiannual period ended 12.31.17 in response to Question 77Q1.


Item 77Q1. Other Exhibits

Amended and Restated Investment Management Services Agreement

On April 27, 2017 under Conformed Submission 485BPOS, accession number, 0000930413-17-0017733, a copy of the Form of Investment Management Services Agreement, originally made on January 2, 2008, and Amended and Restated as of May 1, 2016, between CREF and TIAA-CREF
Investment Management LLC ("TCIM"), was previously filed with the SEC as exhibit (11)(B)(B) to the CREF
Registration Statement. This Agreement is incorporated herein by reference as an exhibit to Sub-Item 77Q1.
of Form N-SAR.

Amendment to the Investment Management Services Agreement

On April 27, 2017 under Conformed Submission 485BPOS, accession number, 0000930413-17-0017733, a copy of the Form of an Schedule B Amendment dated May 1, 2017 to the Amended and Restated Investment Management
Services Agreement between CREF and TCIM, was previously filed with the SEC as exhibit (11)(C)(C) to the CREF
Registration Statement. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1.
of Form N-SAR.